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                                                                   EXHIBIT 10.19


[** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT. CONFIDENTIAL PORTIONS (MARKED [**]) HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                       LICENSE AND DISTRIBUTION AGREEMENT

        This License And Distribution Agreement ("Agreement") is made and entered into as of September 8, 1997, by and between the following Parties:

        Worldtalk Communications Corporation, d/b/a Worldtalk Corporation, a Delaware corporation having its principal place of business at 5155 Old Ironsides Drive, Santa Clara, CA 95054; and its wholly-owned subsidiary, Deming Software Inc., d/b/a Deming Internet Security (hereinafter collectively "Licensor"), and

        ASCII Something Good Corporation, a Japanese corporation having its principal place of business at 2-24-9 Kamiosaki, Shinagawa-ku, Tokyo 141, Japan (hereinafter "Distributor").

                                    RECITALS

A. Licensor has developed, owns, markets and licenses the Software (defined below) world-wide.

B. Licensor desires to grant Distributor, and Distributor desires to receive from Licensor, the right to market and distribute the Software in the form of Products (as hereinafter defined) in the Territory (as hereinafter defined).

        NOW, THEREFORE, the parties hereto agree as follows.

ARTICLE 1. DEFINITIONS

        The following terms shall have the meanings indicated when used in this
Agreement:

        "Confidential Information" shall have the meaning given in Section 12.1.

        "Documentation means the manuals, user guides, and other materials providing information about the Product, including all modifications, updates, derivations thereof and changes thereto, whether in written, graphical, human readable or machine readable form.

        "End User" means customers of Distributor in the Territory to whom Products are furnished for their own use, and not for resale, distribution, marketing, or any other use.

        "End User Agreement" means the written agreement pursuant to which an End User obtains from Distributor the personal, non-transferable and non-exclusive right to use the Products furnished to the End User, as modified from time to time, which shall include all of the restrictions set forth in Exhibit E. An example of the End User Agreement is attached as Exhibit "A" to this Agreement. The End User Agreement may be changed from time to time by Licensor with prior notification to Distributor.

        "Improvements" means any improvements, updates and changes made to the Software.

        "Initial Term" means the initial term of this Agreement, as defined in
Article 4,

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Paragraph 4.1.

        "Marks" means Licensor's trademarks, as defined in Exhibit "A", and any translation of such trademarks into Japanese that Licensor and Distributor deem advisable.

        "Product" means an embodiment of the Software together with Additional Materials, which has been produced, distributed, and/or sold by Distributor in the Territory, and which includes:

                (a)     a computer diskette, CD-ROM, or other suitable media;

                (b) a complete and correct copy of the Software on such media;

                (c) a complete and correct copy of the Documentation in the language of the Territory;

                (d) a complete and correct copy of the End User Agreement in the language of the Territory;

                (e) a copy protection feature requiring an activation key for use of the Software beyond an evaluation period of thirty days; and

                (f)     a unique serial number assigned to each Product.

        "Software" means Licensor's WorldSecure client software, an S/MIME client that sits on the desktop and allows users to securely transmit and receive S/MIME messages over a variety of e-mail transport applications, which has been specially adapted by Distributor and Licensor for use in the Territory and approved for export by the U.S. government, together with any Improvements thereto. The term "Software" specifically excludes all other versions of Licensor's WorldSecure software or any other computer software.

        "Subdistributors" means those among Distributor's representatives, agents and subcontractors whom Distributor has authorized to carry out all or some of Distributor's obligations under this Agreement as provided in section 3.3, including OEM manufacturers.

        "Territory" means Japan.

ARTICLE 2. REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS

        2.1 Distributor will assist Licensor in obtaining appropriate Japanese intellectual property protection ("IPR") for the Software and registering the same in Licensor's name in the Territory.

        2.2 Distributor will assist Licensor in registering the Marks in Licensor's name in the Territory.

        2.3 Licensor will bear all costs for applying for and prosecuting the application for and registration of such IPR and Marks in the Territory.



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        2.4 Distributor acknowledges Licensor to be the rightful owner of all
IPR and other rights in and to the Software, including without limitation any and all Improvements and/or other changes made in preparing localized versions for use in the Territory.

ARTICLE 3. GRANT OF RIGHTS

        3.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants Distributor and Distributor accepts from Licensor the non-transferable right to market, distribute, furnish to End Users, and support the use of the Software in the Territory.

        3.2 The foregoing right shall include, insofar as the same may be necessary for the purpose of producing, distributing, furnishing to End Users, and supporting the use of the Software in the Territory, the rights to:

            3.2.1 copy and distribute the Software in accordance with the provisions of this Agreement;

            3.2.2 copy, translate into Japanese, and use any written materials owned by Licensor, including without limitation the End User Agreement, Documentation, etc.; and

            3.2.3 copy, translate into Japanese, and use for the promotion and packaging of Products, any and all of the Marks, provided that such use in accordance with Licensor's guidelines provided from time to time to Distributor, and which shall be subject to change at Licensor's discretion.

            3.2.4 furnish Products to End Users and enter into End User Agreements with End Users.

        3.3 Distributor may distribute Products to Subdistributors for the purpose of furnishing Products to End Users, provided that each such Subdistributor executes, or has already executed, a written Subdistributor agreement with Distributor that includes all of the restrictions listed in Exhibit D.

        3.4 Neither Distributor nor any Subdistributor shall furnish any Products to any End User unless such End User is subject to an end user agreement with Distributor on terms and conditions equivalent to or more favorable to Licensor than those of the End User Agreement, including without limitation the terms and conditions specified in Exhibit E.

        3.5 During the [ ** ] of this Agreement, Licensor shall not provide the Software to any other distributor or End User in the Territory; provided that Distributor complies with all of the terms and conditions hereof. After the [ ** ] of the Initial Term, and [ ** ] thereafter that this Agreement remains in effect, Licensor and Distributor shall mutually discuss and consider the most effective ways to continue building a successful business in the Territory.

ARTICLE 4. TERM AND RENEWAL



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        4.1 The Initial Term of this Agreement shall commence upon the date first set forth above, and continue for a period of three (3) years, unless terminated earlier as provided in Article 9, below.

        4.2 In the event either party desires NOT to renew this Agreement, such party shall give notice thereof in writing at least ninety (90) days prior to the expiration of the then-current term. If no such notice is given, this Agreement shall be renewed for additional Terms of one year until such notice is given or the agreement is terminated as provided in Article 9.

ARTICLE 5. DISTRIBUTOR'S OBLIGATIONS

        5.1 Distributor will furnish Products, either directly or through its Subdistributors, only to End Users in the Territory, and shall use its best efforts to promote the market for Products and the use of the Software in the Territory.

        5.2 Distributor shall not furnish Products to End Users outside the Territory, nor to End Users in the Territory whom Distributor reasonably believes will primarily use the Software outside of the Territory. Distributor shall refer to Licensor all requests to use the Software outside of the Territory.

        5.3 Distributor shall not furnish or distribute the Software except in the form of Products as described herein. Each Product manufactured or furnished by Distributor MUST include all of the elements described in the definition of "Products."

        5.4 Distributor shall not permit any other party to do any of the acts described herein, except for Distributor's authorized Subdistributors. Distributor shall immediately terminate any such sublicense upon the termination of such agreement between Distributor and such Subdistributor, or upon the termination of this Agreement.

        5.5 Distributor shall advertise the Software and Products in the Territory as it deems most effective in accordance with Licensor's reasonable marketing guidelines. Distributor may include Licensor's suggested list price in such advertisements, but Distributor is free to charge whatever price it may determine for furnishing the Products. Provided, however, that Distributor shall not make any statement as to the technical features or capabilities of the Software and Products beyond the information provided by Licensor without Licensor's specific written approval thereof.

        5.6 Distributor shall not furnish or otherwise provide Products or the Software to any person or entities whom Distributor has reason to believe will decompile, disassemble, or reverse-engineer the Software, or make copies of the Software or Products in violation of the End User License.

        5.7 Distributor hereby acknowledges receipt of the current version of the End User License and Documentation, including translations of such documents into the Japanese language. Distributor shall review and correct any errors in such translations, and notify Licensor of any necessary corrections. Licensor shall be the copyright owner of all such translations. If Licensor desires to register such copyrights in Japan, Distributor shall assist Licensor, provided that Licensor shall pay all necessary registration fees and related

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                                       5



expenses.

        5.8 Distributor will support Licensor in the development of required modifications to and support for End Users of the Software by all reasonable means. If the necessary information and support is not available in English, Distributor shall translate at its own cost the necessary materials from Japanese to English for Licensor's use.

        5.9 Distributor shall use its best efforts to promote, market, support, service, and distribute the Products and Software, and to promote the goodwill of Licensor in Territory. The foregoing includes the obligation to provide, either directly or indirectly, installation and operating support to all End Users of the Software on reasonable terms.

        5.10 Distributor shall promptly notify Licensor of any errors in the Software which come to Distributor's attention, and shall work with Licensor to remedy any such errors in future Improvements.

        5.11 Distributor shall maintain a reasonable run-time inventory of Products, for demonstration to prospective End Users and to meet sales orders in a timely manner.

        5.12 Distributor acknowledges that the Software is not specifically designed, manufactured or intended for sale as parts, components or assemblies for the planning, construction, maintenance, operation or use of any nuclear facility nor for the flight, navigation or communication of aircraft or ground support equipment, nor in applications where the failure or inaccuracy of the Products carries a risk of causing death or serious bodily injury. Distributor agrees that Licensor and its suppliers are not liable, in whole or in part, for any claims or damages arising from such applications. Distributor shall not knowingly provide Software directly or indirectly to an End User for use in such application, and Distributor agrees to indemnify and hold Licensor and its suppliers harmless from any claims for loss, cost, damage, expense or liability arising out of or in connection with the use and performance of the Software in such application.

        5.13 Distributor shall obtain at its own expense any import license, foreign exchange permit, or other permit or approval it may need for the performance of its obligations under this Agreement.

        5.14 Distributor shall indemnify and hold Licensor harmless from all loss or damages (including reasonable attorneys' fees and costs of litigation) in connection with claims by any third party related to or arising out of Distributor's acts, omissions, or misrepresentation.

ARTICLE 6. LICENSOR'S OBLIGATIONS

        6.1 Licensor shall use its best efforts to assist Distributor in promoting, marketing, servicing and supporting the Software for the End Users. Licensor shall supply Distributor with on-going software maintenance, in exchange for the Software Maintenance Fees to be paid by Distributor. Such software maintenance support shall include, inter alia, training materials and training courses (in English), marketing materials and product documentation. Any extraordinary costs incurred for such software maintenance, including the cost of

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                                       6



sending any of Licensor's personnel to the Territory, shall be fairly apportioned between the parties in good faith.

        6.2 Licensor shall provide Distributor with new Improvements as they are developed, and shall work with Distributor to ensure that improvements, updates and changes to Licensor's WorldSecure client software are incorporated as Improvements into future versions of the Software.

        6.4 Licensor acknowledges that the parties have a mutual understanding that Distributor should become Licensor's distributor in the Territory for two other software products that will soon be released, WorldSecure Server and NetTalk, and that Distributor should assist in the localization of these products for the Territory, all to be on terms and conditions to be mutually decided by the parties through good faith negotiations. Licensor further acknowledges its sincere commitment to working with Distributor build a successful business in the Territory for Licensor's software products.

ARTICLE 7. WARRANTIES, REPRESENTATIONS, AND LIMITATION OF LIABILITY.

        7.1 Distributor warrants that it has and will maintain at its own expense adequate marketing and service facilities, sales and distribution channels, engineers, and other personnel reasonably required to carry out its duties and obligations under this Agreement.

        7.2 Distributor warrants that it has and will maintain the financial and managerial capabilities necessary to vigorously promote the distribution and use of the Products, and provide service and support to the End Users.

        7.3 Licensor warrants the Software to End Users in accordance with the End User Agreement. This warranty does not extend to the Distributor.

        7.4 Licensor does NOT warrant any portion of the Software or Products not provided by Licensor.

        7.5 Distributor is NOT authorized to make any representation or warranty on behalf of Licensor, except for the End User Agreement or as specifically indicated in the Documentation. Distributor shall not expand, supplement, or waive any provisions of the End User Agreement or any limited warranty contained therein, nor make any claim for the Software or the Products other than those specifically set forth in the documentation provided by Licensor.

        7.6 The Software shall be provided to Distributor AS IS. Licensor does NOT warrant that the Software is error-free, or that any errors will be corrected. Licensor will make commercially reasonable efforts to correct any errors that become known to Licensor.

        7.7 Licensor warrants that it has sufficient right and authority to grant to Distributor all of the licenses and rights granted under this Agreement.

        7.8 THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE THE ONLY WARRANTIES APPLICABLE TO THE PRODUCTS OR THE SOFTWARE, AND

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                                       7



ARE IN LIEU OF ALL OTHER WARRANTIES NOT EXPRESSLY SET FORTH HEREIN. LICENSOR AND DISTRIBUTOR EACH DISCLAIM ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

        7.9 Each party represents and warrants that it is authorized to enter into this Agreement, and to fully perform the undertakings set forth herein, and that it is not a party to any other agreement or under any obligation or restriction which would prevent it from entering into this Agreement or which would adversely affect this Agreement or the performance of the obligations and undertakings set forth herein.

        7.10 The parties expressly agree that they shall in no event be liable to each other or to any End User for any loss of profit, or any incidental, special, exemplary, or consequential damages claimed against the other, regardless of whether such party has been previously advised of the possibility of such claims or demands.

ARTICLE 8. PAYMENT OF FEES

        8.1 For each quarter during the term of this Agreement, Distributor shall make a non-refundable payment of Product Fees to Licensor according to the schedule shown in Exhibit C. The parties acknowledge that the amount of such fees is based on the Licensor's list price. From time to time Licensor may deem it necessary to change the list price of Products, and the amount of license fees shall be changed accordingly; provided that Licensor shall give Distributor upon at least ninety (90) days' prior written notice of such change unless otherwise agreed. Licensor shall not raise prices more than 10% in any given calendar year. In the event of any change in prices, the amount of Product Fees shall be calculated by applying the percentage discounts indicated in Exhibit C, and shall apply to all orders received by Licensor after the effective date of such price change. Additional Product Fees accrued in any quarter in excess of the amount of pre-payment to be credited will be due within 30 days of the monthly report for the month in which they were accrued.

        8.2 In addition to the Product Fees described in the preceding paragraph, Distributor shall pay to Licensor a non-refundable Software Maintenance Fee in the amount of [ ** ] per quarter during both the Initial Term and renewed Terms of this Agreement. Such payments shall commence from Q4 1997 and shall be made each quarter within 45 days from the start of the quarter. The Software Maintenance Fee shall cover services such as bug fixes, technical support, and minor revisions of the Software. Major upgrades of Software are not covered by the Software Maintenance Fee, but shall be treated as separate Products subject to a Product Fee, which shall be calculated at the percentages shown for Volume Discounts of Products in Exhibit C, based on the Licensor's list price charged for such upgrade.

        8.3 Should Distributor begin charging support fees to its customers, Licensor and Licensee shall discuss in mutual good faith an equitable apportionment of such fees to be paid to Licensor.

        8.4 Although Licensor may publish suggested wholesale or retail prices, these are

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                                       8



suggestions only, and Distributor will be entirely free to determine the actual prices and license fees at which Products will be furnished to End Users.

        8.5 In addition to the payment schedule for Product Fees shown in Exhibit C, Distributor shall have the right to negotiate either a "Site License" or "Large Volume Deal" involving more than [ ** ] units up to [ ** ] times per year. The Product Fee for such transactions shall be separately agreed between the parties. Such transactions shall not be credited in computing any applicable Volume Discounts.

        8.6 All amounts payable to Licensor under this Agreement are exclusive of all national, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees. Distributor will pay all taxes and duties assessed by any authority in connection with this Agreement and its performance, except for taxes payable on Licensor's net income. Distributor represents and warrants to Licensor that all Products acquired hereunder are for redistribution in the ordinary course of Distributor's business, and Distributor agrees to provide Licensor with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees. Distributor will pay any withholding taxes required by applicable law and supply Licensor with evidence of payment of such withholding tax, in a form acceptable for Licensor to meet the requirements for claiming foreign tax credits on Licensor's U.S. income tax return. The Parties acknowledge that certain payments may be subject to reduced withholding tax rates under applicable tax treaties, and each shall made its best efforts to take all reasonable steps and obtain all necessary documents and approvals so that the payments under this Agreement will be subject only to such reduced withholding rates.

        8.7 All payments shall be made in United States dollars, free of any currency control or other restrictions to Licensor by wire transfer to an account designated by Licensor. Interest shall accrue on any delinquent amounts owed by Distributor for Products at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable usury law.

ARTICLE 9. TERMINATION

        9.1 If either party wishes to terminate this Agreement for a material breach of any of the terms or obligations herein, such party shall first notify the other of the breach and discuss how the breach may be remedied. If the breach is not remedied within 30 days after notice has been given and a discussion has been made in good faith, the party giving notice of the breach may then terminate the agreement by giving written notice of termination.

        9.2 If this Agreement is terminated, Distributor shall remain liable to pay the Product Fees on any and all Products sold prior to or after such termination, except as provided in the following paragraph.

        9.3 In the event that Licensor enters into a new distribution agreement for the Software in Territory with a party other than Distributor upon the termination or expiration of this Agreement, Licensor or such third party shall be entitled to purchase any Products remaining unsold in Distributor's possession, for Distributor's actual cost of production, plus any applicable handling, transportation, or other costs. Distributor shall be relieved of the obligation to pay royalties on such Products sold to a new distributor. Provided, however, that

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if Licensor enters into such a new distribution agreement notwithstanding the fact Distributor has fulfilled all of its obligations under this Agreement, then Licensor or such third party shall be required to purchase all Products remaining unsold in Distributor's possession as described above.

        9.4 Upon expiration or termination of this Agreement, Distributor shall cease using the Marks, and shall remove any Marks from its cards, stationery, or other materials.

ARTICLE 10. NO DAMAGES ON TERMINATION OR EXPIRATION; GOOD FAITH DISCUSSIONS

        10.1 Neither party shall be liable to the other for damages of any kind, including incidental or consequential damages, on account of the termination or expiration of this Agreement in accordance with its terms. Such waiver includes without limitation any claim of reimbursement or damages for the loss of good will, prospective profits, or anticipated income, or on account of any expenditures, investments, leases, or commitments made by either party based on this Agreement; or any right either party may have to receive compensation or reparations under the law of the Territory or otherwise upon the termination ore expiration of this Agreement; except as specifically included herein.

        10.2 In the event that this Agreement expires or is terminated through no fault of Distributor, the parties shall discuss, in good faith and without obligation, possible ways in which Distributor may continue to participate in the distribution of Software in the Territory. Such discussions should include such alternatives as whether Distributor might participate in a joint venture, offer consulting services, enter into a non-exclusive distribution arrangement, and any other reasonable possibilities that are worthy of consideration at that time.

        10.3 The provisions of this Section 10 shall survive the expiration or termination of this Agreement.

ARTICLE 11. USE OF THE MARKS

        11.1 Distributor may use the Marks only in accordance with Licensor's guidelines for the purpose of identifying and marketing the Products, and on business cards and stationery indicating that Distributor is an authorized distributor of Licensor's software, including the Software. The Marks shall be included in the packaging of the Products in accordance with Licensor's marketing guidelines.

        11.2 Distributor shall not apply to register any trademarks, trade names, service marks, symbols, or logos that are the same or similar to those of Licensor. Distributor shall not use the Marks or any similar Marks after the termination or expiration of this Agreement.

ARTICLE 12.    CONFIDENTIALITY

        12.1 Confidential Information means both (i) the terms and conditions of this Agreement, and (ii) any and all proprietary information and data furnished to Distributor by Licensor, whether in oral, written, graphic, or machine-readable form, and whether protected by patents or other trade secret laws.


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               (a) For the purpose of examples only, Confidential Information includes, but is not limited to, the Software, any other of Licensor's computer software, designs for Products or components thereof, documents, system descriptions and manuals, designs, flow-charts, source and object media and listings, technical and other data, drawings, manufacturing processes, specifications, customer or sales data, etc.

               (b) Confidential Information shall not include any information or data which (i) was in the Distributor's possession prior to receipt from Licensor, (ii) was in the public domain at the time of receipt from Licensor, (iii) becomes part of the public domain through no fault on the part of Distributor, or (iv) was lawfully received by the Distributor from a third party having a right of further disclosure.

        12.2 Each party will maintain all Confidential Information it receives from the other in confidence and shall not disclose the same to any third party without the other party's written consent, except for (a) disclosures to Subdistributors as needed to fulfill the purpose of this Agreement, subject to appropriate confidentiality provisions; (b) such information as becomes public knowledge through no fault of the party charged with keeping such information confidential; (c) such information as is required by law to be disclosed.

        12.3 The obligations of this Article shall survive the expiration or termination of this Agreement and continue for a period of three (3) years from such expiration or termination.

        12.4 Upon termination or expiration of this Agreement, each party shall return to the other party or destroy all Confidential Information in written or tangible form, including computer disks, and all copies thereof that it has received from such party.

ARTICLE 13. RELATIONSHIP OF PARTIES

        13.1 This Agreement has been reached as the result of an arm's-length negotiation between independent parties, and it shall be construed and interpreted accordingly.

        13.2 Nothing in this Agreement shall be construed to create any sort of partnership, joint venture, employer-employee, or agency relationship between the parties. Except for the required End User License, neither party shall have, or represent itself to have, any power or authority to enter into any agreement or obligation on behalf of the other, or legally to bind the other, without first receiving express authorization therefor.

ARTICLE 14.    GOVERNMENT CONSENT

        14.1 The obligations to be performed under this Agreement are subject to the condition of receiving all necessary governmental approvals.

        14.2 Distributor shall notify Licensor of any changes to the Products, the End User Licenses, documentation, or other materials that must be made to comply with the applicable laws and regulations. In the event that the changes required by such laws or regulations are so significant as to require substantial costs for compliance which materially affect the price of the Products, the parties shall meet and confer in good faith as to how such costs shall be

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                                       11



apportioned.

ARTICLE 15. RECORD-KEEPING

        Distributor shall keep complete records of its distribution of all Products, including the End User name, ultimate destination, version of the Software, serial numbers, and the date of sale, lease, or other disposition. Distributor will make such records available to Licensor upon reasonable request.

ARTICLE 16. NOTICE

        16.1 All notices required to be given under this Agreement shall be given in writing, and delivered by mail (postage prepaid), confirmed facsimile transmission, or personal delivery to the addresses first set forth above or which from time to time notice is given by each party to the other.

        16.2 For the purposes of this Agreement, notices given by mail shall be deemed effective ten (10) days after sending; notices given by confirmed facsimile shall be deemed effective on the first business day following the date of receipt; and notices given by personal delivery shall be effective upon receipt.

        16.3 In addition to the methods of notice required by this Article, the parties shall use their best efforts to utilize the telephone, electronic mail, and other means of communication to promptly and effectively communicate concerning their responsibilities, duties and obligations under this Agreement.

ARTICLE 17. INJUNCTIVE RELIEF

        The parties each acknowledge that they will be irreparably harmed if the other fails to comply with its obligations under this Agreement, and that it would not have an adequate remedy at law in the event of an actual or threatened breach of this Agreement. Each party therefore agrees that the other may seek injunctive relief or other order for specific performance for any actual or threatened violations without the need to first post a bond therefor.

ARTICLE 18. FORCE MAJEURE

        18.1 Neither Party shall be responsible or liable for any failure to perform attributable to any cause beyond its reasonable control, including without limitation fire, explosion, windstorm, decree or act of any government, work stoppage, lockout or any labor disturbance, riots, revolution, war or warlike activities, the inability to obtain fuel, raw materials, components, transportation or utilities on commercially practical terms, or other conditions amounting to force majeure.

        18.2 The Parties shall use their best efforts to promptly resolve or cure any matter excusing performance under this Article

ARTICLE 19. GOVERNING LAW AND JURISDICTION


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                                       12



        This Agreement shall be governed by and construed in accordance with the laws of California, excluding the choice of law provisions. Any dispute shall be resolved in the Federal Courts for the district of Northern California, and the parties each consent to jurisdiction in such courts for all purposes in connection with any matters related to or arising out of this Agreement.

ARTICLE 20. GENERAL PROVISIONS

        20.1 A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition of the future, or of any subsequent breach thereof. All rights, remedies, undertakings or obligations contained in this Agreement shall be cumulative and none of them shall be in limitation of any other right, remedy, undertaking or obligation of either party.

        20.2 Time is of the essence in performing each of the obligations described in this Agreement.

        20.3 This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

        20.4 The headings included in this Agreement are for convenience of reference only and shall not affect the meaning and interpretation of this Agreement or any of its provisions.

        20.5 Neither this Agreement nor any of the rights or obligations included herein may be assigned by either party without the express written consent of the other party. This Agreement and the rights and obligations hereunder shall, however, be binding upon and inure to the benefit of each party's successors and permitted assigns.

        20.6 If any part of this Agreement is found to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect consistent with the intent of the parties.


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        20.7 This Agreement incorporates the parties' entire agreement and supersedes all prior understandings or agreements between the parties as to the subject matter hereof. This Agreement may only be altered or amended by a writing of subsequent date signed by all parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Worldtalk Communications Corporation        ASCII Something Good Corporation
d/b/a Worldtalk Corporation


By: /s/ Bernard Harguindeguy                By:/s/ Koichi Takazawa
    ---------------------------------          --------------------------------
Its: CEO and President                      Its: Vice President
     --------------------------------           -------------------------------
Date: September 19, 1997                    Date: September 16, 1997


Deming Software Inc., d/b/a Deming Internet Security


By: /s/ Bernard Harguindeguy
    -------------------------------
Its: CEO and President
     -------------------------------

Date: September 19, 1997

                                List of Exhibits

Exhibit A      Example End User Agreement

Exhibit B      List of Marks

Exhibit C      Payment Schedule

Exhibit D      Mandatory Terms for End User Agreement

Exhibit E      Mandatory Terms for Subdistributor Agreement

                                    EXHIBIT A

                               END USER AGREEMENT

This is a downloadable disk image of a 30-day evaluation version of Worldtalk's WorldSecure(TM) client software for Microsoft Exchange.

If you like it, call +1 800 454 4674 to order and receive a Worldtalk activation key for a fully functional version.

Please note that by installing this product or acquiring a activation key, you are agreeing to the terms of the End User Agreement below:

WORLDTALK CORPORATION - End User Agreement

PLEASE READ THIS DOCUMENT CAREFULLY BEFORE INSTALLING THIS PRODUCT AND ACQUIRING A WORLDTALK ACTIVATION KEY. BY INSTALLING THIS PRODUCT, AND/OR BY ACQUIRING A WORLDTALK ACTIVATION KEY, AND/OR USING THE ENCLOSED SOFTWARE, YOU AGREE TO BECOME BOUND BY THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU DO NOT AGREE WITH THESE TERMS AND CONDITIONS, UNINSTALL THE SOFTWARE AND RETURN THE PACKAGE TO WORLDTALK FOR A FULL REFUND OF ANY FEES PAID (RETURN ONLY INVOICE IF PRODUCT WAS DOWNLOADED).

Worldtalk Communications Corporation, d/b/a Worldtalk Corporation, grants you ("End User") a non-exclusive, non-transferable right to use the identified WorldSecure client software product, and accompanying documentation (the "Program") within a single enterprise, according to the following terms:

SOFTWARE LICENSE

For a period of thirty (30) days following the date the Program is first installed, End User may install the Program on computers within the single enterprise for evaluation purposes only. End User acknowledges that unless you acquire a Worldtalk Activation Key, the Program will cease to operate and the right of use granted hereunder will terminate at the end of such thirty (30) day period.

Upon obtaining a Worldtalk Activation Key, End User may:

a. install one (1) copy of the Program on only one computer for use by End User;

b. make one (1) copy of the Program in machine readable form solely for backup purposes, provided that End User shall reproduce all proprietary notices on the copy; and

c. physically transfer the Program from one computer to another, provided that the Program is used on only one computer at a time. End User may not transfer the Program beyond the initial licensed working group or enterprise without Worldtalk's prior written consent.

End User agrees not to use a Worldtalk Activation Key on any copy of the Program other than the two copies specified at "a." and "b." above.

End User may not:

a. install the Program on more than one computer or workstation at a time in a network or multi-user system;

b. modify, translate, reverse engineer, decompile, disassemble, create derivative works based on, or copy (except for the backup copy) the Program or the accompanying documentation;

c. rent, transfer or grant any rights in the Program or accompanying documentation in any form to any person without the prior written consent of Worldtalk, which consent will not be unreasonably withheld;

d. remove any proprietary notices, labels, or marks on the Program or the accompanying documentation; or

e. run Applications on any computer on which a copy of the Program has not been legally installed under the terms of this Software License Agreement.

The Program is protected by United States copyright law and international treaties. Title and copyrights to the Program, accompanying documentation, and any copy made by you remain the sole property of Worldtalk. Unauthorized copying of the Program or the accompanying documentation, or failure to comply with the above restrictions, will result in automatic termination of this license and will make other legal remedies available to Worldtalk. Upon termination, End User agrees to destroy the Program and all copies thereof.

LIMITED WARRANTY AND DISCLAIMER

Provided that you have purchased a Worldtalk Activation Key, Worldtalk warrants that, (a) for a period of thirty (30) days from the date of delivery or acquisition of such Worldtalk Activation Key, whichever is later, diskettes, tapes or other media on which the Program is furnished will be free from defects in materials and workmanship, and the Program under normal use will perform substantially in accordance with the accompanying documentation. Notwithstanding the foregoing warranty, any hardware accompanying the Program or on which the Program is used will be subject only to the applicable manufacturer's or vendor's warranty and shall not be warranted by Worldtalk. Worldtalk's, and/or its supplier's entire liability and End User's exclusive remedy under this warranty (which is subject to receipt of the returned Program along with a copy of the invoice) will be, at Worldtalk's option, to attempt to correct errors with efforts which Worldtalk believes suitable to the problem, to replace the Program or media with functionally equivalent software or media, as applicable, or to refund the purchase price and terminate this Agreement.

EXCEPT FOR THE ABOVE EXPRESSED LIMITED WARRANTIES, WORLDTALK MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED, IMPLIED, STATUTORY, OR IN ANY OTHER MANNER, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. WORLDTALK DOES NOT WARRANT THAT THE OPERATION OF THE PROGRAM WILL BE UNINTERRUPTED OR ERROR FREE.

LIMITATION OF LIABILITY

REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL WORLDTALK CORPORATION BE LIABLE FOR ANY DAMAGES, INCLUDING LOSS OF DATA, BREACH OF SECURITY, LOST PROFITS, COST OF COVER OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM THE USE OF THE PROGRAM OR ACCOMPANYING DOCUMENTATION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF WORLDTALK OR AN AUTHORIZED DEALER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. END USER ACKNOWLEDGES THAT THE FEE PAID FOR THIS SOFTWARE PRODUCT REFLECTS THIS ALLOCATION OF RISK.


GOVERNMENT USE

Use, duplication or disclosure by the United States Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph (C)(1)(ii) of the Rights in Technical Data and Computer Program clause at DFARS 252.227-7013, and in similar clauses in the NASA FAR Supplement. Contractor/Manufacturer is Worldtalk Communications Corporation, 5155 Old Ironsides Drive, Santa Clara, CA 95054.

EXPORT LAW ASSURANCES

End User acknowledges and agrees that the Program are subject to restrictions and controls imposed by the United States Export Administration Act (the "Act") and the regulations thereunder. End User agrees and certifies that neither the Program nor any direct product thereof is being or will be acquired, shipped, transferred or re-exported, directly or indirectly, into any country prohibited by the Act and the regulations thereunder or will be used for any purpose prohibited by the same.

GENERAL

This Agreement will be governed by the laws of the State of California, except for that body of law dealing with conflicts of law. This Agreement is the entire agreement held between us and supersedes any other communications or advertising with respect to the Program or accompanying documentation. If any provision of this Agreement is held invalid, the remainder of this Agreement shall continue in full force and effect.

If you have any questions, please contact: Worldtalk Software, Inc., Customer Service, 5155 Old Ironsides Drive, Santa Clara, CA 95054.

Worldtalk and WorldSecure are trademarks of Worldtalk Communication Corporation. All other brands and products are trademarks of their respective holders. Specifications subject to change without notice.

Copyright (c) 1997 Worldtalk Communications Corporation.

                                    EXHIBIT B

                                  LIST OF MARKS

                                    Worldtalk

                               WorldSecure Client

                               WorldSecure Server

                                   WorldSecure

                                    EXHIBIT C

                            SCHEDULE OF FEE PAYMENTS


                   I. VOLUME DISCOUNT STRUCTURE (PRODUCT FEES)

--------------------------------------------------------------------------------
        NUMBER OF UNITS                             AMOUNT OF PRODUCT FEE
--------------------------------------------------------------------------------
           0 - [ ** ]                                [ ** ] of List Price
--------------------------------------------------------------------------------
             [ ** ]                                  [ ** ] of List Price
--------------------------------------------------------------------------------
             [ ** ]                                  [ ** ] of List Price
--------------------------------------------------------------------------------
             [ ** ]                                  [ ** ] of List Price
--------------------------------------------------------------------------------

        As of the date of the Agreement, the List Price for the Software is $89/user license.


                II. PREPAYMENT SCHEDULE FOR PRODUCT FEES

-----------------------------------------------------------------------------------
  FINANCIAL QUARTER                 PAYMENT DATE               AMOUNT OF PREPAYMENT
-----------------------------------------------------------------------------------
       Q3 1997*              On or before Sept. 26, 1997              [ ** ]
-----------------------------------------------------------------------------------
       Q4 1997                      Dec. 1, 1997                      [ ** ]
-----------------------------------------------------------------------------------
       Q1 1998                      Jan. 31, 1998                     [ ** ]
-----------------------------------------------------------------------------------
                                    Mar 31, 1998                      [ ** ]
-----------------------------------------------------------------------------------
Q2 1998 and thereafter         Forty-fifth day of each                [ ** ]
                                quarter, or the next
                             business day if it falls on
                                      a holiday
-----------------------------------------------------------------------------------

* With respect to the [ ** ] prepayment of Product Fees in Q3 1997, [ ** ] of the Product Fees accrued in that quarter may be offset against the amount of the pre-payment until the prepayment has been exhausted.

For all other quarterly prepayments, the full amount of Product Fees accrued in that quarter may be offset against the amount of the pre-payment in that quarter until the prepayment has been exhausted.

                                    EXHIBIT D

                    MANDATORY SUBDISTRIBUTOR AGREEMENT TERMS

        All agreements under which Distributor appoints Subdistributors must include all of the following restrictions:

        1. The agreement will protect Worldtalk's proprietary rights in the Software to at least the same degree as the terms and conditions of this Agreement. The Subdistributor agreement will grant rights no broader than those granted to Distributor under this Agreement.

        2. The Subdistributor will agree not to remove or destroy any proprietary, trademark or copyright markings or confidentiality legends placed upon or contained within the Software or any related materials or documentation.

        4. The Subdistributor will agree not to use the Software in a service bureau, time sharing or other non-licensed basis.

        5. The Subdistributor will agree not to export or re-export any Software or any part thereof or information pertaining thereto to any country for which a U.S. government agency requires an export license or other governmental approval without first obtaining such license or approval.

        6. The Subdistributor will agree that, except for the limited rights granted under the Subdistributor agreement, Licensor will retain full and exclusive right, title and ownership interest in and to the Software and in any and all related patents, trademarks, copyrights or proprietary or trade secret rights.

        7. Distributor will have the right to terminate the Subdistributor agreement for the Subdistributor's breach of a material term. The Subdistributor will agree that, upon termination of the Subdistributor agreement, the Subdistributor will return to Distributor all copies of the Software, including all Products, and the Documentation or certify to Distributor that the Subdistributor has destroyed all such copies.

        8. The Subdistributor will agree not to reverse compile, reverse engineer, disassemble or modify the Software.

        9. The Subdistributor will agree not to distribute the Software or any part thereof except pursuant to a End User Agreement meeting the requirements of Exhibit E of the Agreement.

        10. The Subdistributor agreement will state that in no event will Distributor or its licensors (including Worldtalk) be liable for indirect, incidental, special, consequential or exemplary damages arising out of or related to the Software, including but not limited to lost profits, business interruption or loss of business information, even if such party has been advised of the possibility of such damages.

        11. The Subdistributor agreement will make no representations and warranties on behalf of Worldtalk.

        12. The Subdistributor agreement will include a provision substantially similar to

Article 11 of the Agreement regarding advertising and use of the Marks..

                                    EXHIBIT E

                       MANDATORY END USER AGREEMENT TERMS

        All End User Agreements under whichDistributor furnishes Products to End Users must include all of the following restrictions:

        1. The End User will receive only a non-exclusive, non-transferable right to use the Software for personal or internal purposes.

        2. The End User will agree not to remove or destroy any proprietary, trademark or copyright markings or confidentiality legends placed upon or contained within the Software or any related materials or documentation.

        3. The End User will agree not to use the Software in a service bureau, time sharing or other non-licensed basis.

        4. The End User may not copy the Software except to make the number of copies permitted for use and for backup purposes, and all copies will include the legends and notices referred to in paragraph 2.

        5. The End User will agree not to export or re-export any Software or information pertaining thereto to any country for which a U.S. government agency requires an export license or other governmental approval, without first obtaining such license or approval.

        6. The End User will agree that, except for the limited rights granted under the End User Agreement, Licensor will retain full and exclusive right, title and ownership interest in and to the Software and in any and all related patents, trademarks, copyrights or proprietary or trade secret rights.

        7. Licensor will have the right to terminate the End User Agreement for the End User's breach of a material term. The End User will agree that, upon termination of the End User Agreement, the End User will return to Licensor all copies of the Software or certify to Licensor that the End User has destroyed all such copies.

        8. The End User will agree not to reverse engineer, reverse compile or disassemble the Software.

        9. The End User Agreement shall state that in no event shall Licensee be liable to the End User for indirect, incidental, special, consequential or exemplary damages arising out of or related to the transactions contemplated by the End User Agrement agreement, including but not limited to lost profits, business interruption or loss of business information, even if such party has been advised of the possibility of such damages. In addition, Distributor shall use its reasonable efforts to limit liability under each such End User Agreement to the amount received by Distributor from the End User for furnishing the Product to the End User.

        10. The End User Agreement shall contain no representations on behalf of Worldtalk or its licensors of any implied or statutory warranties with respect to the Software, including waivers of the implied warranties of merchantability, fitness for a particular purpose and non-infringement of third-party rights.

                                   AMENDMENT 1

                                     TO THE

                       LICENSE AND DISTRIBUTION AGREEMENT

                                     BETWEEN

                      WORLDTALK COMMUNICATIONS CORPORATION

                                       AND

                        ASCII SOMETHING GOOD CORPORATION

This Amending Agreement 1 ("Amendment 1") to the License and Distribution Agreement ("Agreement") dated September 19, 1997 is made and entered into as of February 25, 1998, by and between the following parties:

        Worldtalk Communications Corporation, d/b/a Worldtalk Corporation, a Delaware corporation `having its principal place of business at 5155 Old Ironsides Drive, Santa Clara, CA 95054; and its wholly-owned subsidiary, Deming Software, Inc., d/b/a Deming Internet Security (hereinafter collectively "Licensor"), and

        ASCII Something Good Corporation, a Japanese corporation having its principal place of business at 2-24-9 Kamiosaki, Shinagawa-ku, Tokyo 141, Japan (hereinafter "Distributor").

                                    RECITALS

1. Licensor entered into the Agreement with Distributor pursuant to which Licensor granted Distributor certain rights to market and distribute Software in the form of Products as defined in Article 1. of the Agreement.

2. Licensor desires to grant, and Distributor desires to receive from Licensor, the right to market and distribute additional Software in the form of Products (as hereinafter defined) in the Territory (as defined in Article 1 of the Agreement).

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

ARTICLE 1. DEFINITIONS

Amend the definition of "Software" to the following:

"Software" means Licensor's WorldSecure client and WorldSecure server software, SMIME client and server software that sits on the desktop (in the case of client software) or sits on a server (in the case of server software) and allows users to securely transmit and receive S/MIME messages over a variety of e-mail transport applications, which has been or will be specially adapted by Distributor and Licensor for use in the Territory and approved for export by the U.S. government, together with any Improvements thereto. The term "Software" specifically excludes any other computer software.

Amend "End User Agreement" to the following:

"End User Agreements" means the written agreements pursuant to which an End User obtains from Distributor the personal, non-transferable and non-exclusive right to use the Products furnished to the End User, as modified from time to time, which shall include all of the restrictions set forth in Exhibit E. Examples of the End User Agreements are attached as Exhibit "A" to this Agreement. The End User Agreements may be changed from time to time by Licensor with prior notification to Distributor.

ARTICLE 3.     GRANT OF RIGHTS

        Add new Article 3.6 as follows:

        3.6 Distributor may prepare localized versions of the Software customized to meet the requirements of specific customers. Distributor shall be responsible for performing custom modifications under the supervision of Licensor. Licensor will work with Distributor to facilitate custom modifications. All such custom versions shall be subject to the provisions of
               Article 2.4 of the Agreement.

        Add new Article 3.7 as follows:

        3.7 Licensor and Distributor agree that the parties will comply with all United States export laws and regulations, including, but not limited to the Export Administration Act and Export Administration Regulations in preparing localized and customized versions of the Software.

ARTICLE 4. TERMS AND RENEWAL

        Add new Article 4.1 as follows:

        4.1 The Initial Terms of this Agreement shall commence upon September 8, 1997 and continue to March 31, 2001, unless terminated earlier as provided in Article 9 of the Agreement.

ARTICLE 8. PAYMENT OF FEES

        8.1 Exhibit C of the Agreement is amended and replaced by Exhibit C-1, attached and made part of this Amendment 1.

        8.2 Delete Section 8.2 and replace with terms set forth on Exhibit C-1, attached and made part of this Amendment 1.

        8.5 Delete Section 8.5 and replace with terms set forth on Exhibit C-1, attached and made part of this Amendment 1.

GENERAL PROVISIONS

1. Except as provided herein, all provisions of the Agreement remain in force and effect, unamended.

2. A waiver by either party of any terms or conditions of this Amendment 1 in any instance shall not be construed to be a waiver of such term or condition of the future, or any subsequent breach thereof. All rights, remedies, undertakings or obligations contained in this Amendment 1 shall be cumulative and none of them shall be in limitation of any other right, remedy, undertaking or obligation of either party.

3. Time is of the essence in performing each of the obligations described in this Amendment 1.

4. This Amendment 1 may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

5. The headings included in this Amendment 1 are for convenience or reference only and shall not affect the meaning and interpretation of this Amendment 1 or any of its provisions.

6. Either party without the express written consent of the other party may assign neither this Amendment 1 nor any of the rights or obligations included herein. This Amendment and the rights and obligations hereunder shall, however, be binding upon and inure to the benefit of each party's successors and permitted assigns.

7. This Amendment 1 shall be governed by and construed in accordance with the laws of California, excluding the choice of law provisions. Any dispute shall be resolved in the Federal Courts for the district of Northern California, and the parties shall consent to jurisdiction in such courts for all purposes in connection with any matters relative to or arising out of this Amendment 1.

8. If any part of this Amendment 1 is found to be invalid or unenforceable, the remainder of the Amendment shall continue in full force and effect consistent with the intent of the parties.

9. This Amendment incorporates the parties' entire agreement and supersedes all prior understandings or agreements between the parties as to the subject matter hereof. This Amendment may only be altered or amended by a writing of subsequent date signed by all parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

Worldtalk Communications Corporation            ASCII Something Good Corporation
d/b/a Worldtalk Corporation

By: /s/ Bernard Harguindeguy                    By: /s/ Koichi Takazawa
    ---------------------------------               ---------------------------
Its: President and CEO                          Its: Vice President
     --------------------------------               ---------------------------
Date:  February 25, 1998                        Date: February 27, 1998


Deming Software Inc., d/b/a Deming Internet Security

By: /s/ Bernard Harguindeguy
    ------------------------------
Its: President and CEO
     -----------------------------
Date: February 25, 1998

                                   AMENDMENT 1
                                   EXHIBIT C-1
      WORLDTALK COMMUNICATIONS CORPORATION/ASCII SOMETHING GOOD CORPORATION

                            SCHEDULE OF FEE PAYMENTS
DISCOUNT STRUCTURE                          DISCOUNT

WorldSecure Server                          [ **  ] of List Price

WorldSecure Client Volume Discount Structure

Number of Units:                            Amount of Product Fee:
----------------                            ----------------------
[  **  ]                                    [  **  ] of List Price
[  **  ]                                    [  **  ] of List Price
[  **  ]                                    [  **  ] of List Price
[  **  ]                                    [  **  ] of List Price

                      PREPAYMENT SCHEDULE FOR PRODUCT FEES

                             04/10/98      07/10/9      10/10/98      01/10/99
Non-refundable prepaid
Product Fees                 [  **  ]      [  **  ]     [  **  ]      [  **  ]

                             04/10/99      07/10/99     10/10/99      01/10/00
Non-refundable prepaid
Product Fees                 [  **  ]      [  **  ]     [  **  ]      [  **  ]


                             04/10/00      07/10/00     10/10/00      01/10/01
Non-refundable prepaid
Product Fees                 [  **  ]      [  **  ]     [  **  ]      [  **  ]


        PAYMENT TERMS:

1. Non-refundable prepayment as noted above to be credited against Product Fees due based on Distributors Sales of Products.1

2.      MAINTENANCE & SUPPORT PRICING POLICY:

        In addition to the Product Fees Distributors shall pay to Licensor, a non-refundable Software Maintenance Fee in the amount of [ ** ] per quarter paid each quarter within 45 days following the commencement of each calendar quarter. These prepayments will offset subsequent maintenance and support payments due under this contract. Additional maintenance fees will be due within 45 days following the end of the quarter in which they were accrued.


--------
1 Product Fees due in excess of non-refundable prepaid amounts are due within 30 days of the monthly report for month in which there were accrued.

                                   AMENDMENT 1
                             EXHIBIT C-1 (CONTINUED)


3.      OTHER TERMS:

        With respect to the [ ** ] non-refundable prepayment under the Agreement paid during Q3 1997 and the [ ** ] non-refundable prepayment under the Agreement paid during Q1 1998 and all payments per the above schedule, 100% of these amounts may be credited against Product Fees due under the Agreement and Amendment 1.

4. ASCII may offset all non-refundable prepaid Product Fees against Product Fees due for "Software" as defined under Article 1, until all prepaid amounts are utilized in full.

5. If and when Worldtalk releases a product that will provide Certificate Storage Services, ASCII will be given the right to resell this product with no additional prepayment.